April 22, 2013

For Immediate Release

Contacts:                     Brad Captain                                                                Ling Wang
            Corporate Communications                                        Banking & Investor Relations
            brad.captain@nrucfc.coop                                         ling.wang@nrucfc.coop
            800-424-2954                                                                 800-424-2954

National Rural Utilities Cooperative Finance Corporation
Announces Redemption of Subordinated Deferrable Interest Notes

Series NRU and NRC Notes To Be Redeemed May 24, 2013

DULLES, Va.—The National Rural Utilities Cooperative Finance Corporation (CFC) (NYSE: NRU, NRC) has announced that on May 24, 2013, it will redeem all of its 6.1% Subordinated Notes due 2044 and all of its 5.95% Subordinated Notes due 2045.

The Subordinated Notes due 2044 will be redeemed at their redemption price of 100% of the principal amount, plus accrued and unpaid interest through the redemption date. As of April 22, 2013, approximately $88.2 million aggregate principal amount of such notes remained outstanding.

The Subordinated Notes due 2045 will be redeemed at their redemption price of 100% of the principal amount, plus accrued and unpaid interest through the redemption date. As of April 22, 2013, approximately $98.24 million aggregate principal amount of such notes remained outstanding.

The notice of redemption containing the information required by the terms of the indenture governing the notes will be sent to registered holders of the notes on April 24, 2013. The Depository Trust & Clearing Corporation will act as redemption agent and U.S. Bank National Association will act as paying agent for the redeemed notes.

About CFC
The National Rural Utilities Cooperative Finance Corporation (CFC) is a nonprofit finance cooperative created and owned by America’s electric cooperative network. With approximately $21 billion in assets, CFC is committed to providing unparalleled industry expertise, flexibility and responsiveness to serve the needs of its member-owners.

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Forward-Looking Statements
This press release contains forward-looking statements about CFC. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projection, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.

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